Exhibit 10.11

SECOND AMENDMENT TO LEASE

(iRhythm Technologies, Inc.)

THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made and entered into as of December 19, 2011 (the “Effective Date”) by and between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”) and IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

This Second Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. By that certain Office Lease dated April 30, 2008 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of February 26, 2010 (the “First Amendment to Lease”) (collectively, the “Lease”), Landlord leased and demised to Tenant, approximately 11,064 square feet of rentable area (the “Premises”) located on the third floor of that certain building (the “Building”) commonly known as 650 Townsend, San Francisco, California.

B. Landlord and Tenant now wish to amend the Lease to extend the Term of the Lease and to make certain other modifications to the Lease, all on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Second Amendment, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Except as expressly provided otherwise in this Second Amendment, the terms that are defined in the Lease have the same meanings when used in this Second Amendment.

2. Basic Lease Information.

(a) The principal Lease terms applicable to the Lease through April 30, 2012 are as set forth in the existing Lease; provided, however, for so long as Tenant is not in default beyond any applicable notice and cure periods under the Lease, as amended by this Second Amendment, Tenant shall not be required to pay Base Monthly Rent attributable to the period starting on January 1, 2012 and ending on April 30, 2012.

(b) The Second Amended and Restated Basic Lease Information attached hereto as Exhibit A and incorporated herein by reference (the “Second Restated BLI”) contains the principal Lease terms applicable to the Lease, as amended by this Second Amendment, for the period from May 1, 2012 (the “Second Renewal Term Commencement Date”) through and including April 30, 2014 (which period is referred to herein as the “Second Renewal Term”). All references in the Lease, as amended hereby, to the Basic Lease Information with respect to the Second Renewal Term shall be deemed to refer to the Second Restated BLI.

3. Term.

(a) As of the Effective Date, the Term of the Lease shall be extended for the Second Renewal Term so that, unless earlier terminated as provided in the Lease, the new Expiration Date of the Lease shall be April 30, 2014. All references in the Lease to the Term shall include the Second Renewal Term.

(b) Section 4 of the First Amendment to Lease entitled “Option to Extend Term After Renewal Term” is hereby deleted.

4. Monthly Base Rent/Escalation Rent.

(a) Commencing on the Second Renewal Term Commencement Date and continuing on the first day of each month thereafter through the Expiration Date of the Lease established in Section 3(a) above, Tenant shall pay to Landlord, the Monthly Base Rent for the Premises as set forth in the Second Restated BLI.

(b) Commencing on the Second Renewal Term Commencement Date and continuing on the first day of each month thereafter during the Second Renewal Term, Tenant shall pay Escalation Rent as set forth in the Lease; however, the Operating Expense Year and the Tax Base Year, effective on and after the Second Renewal Term Commencement Date, shall be calendar year 2012 as set forth in the Second Restated BLI.

5. Condition of the Premises. Tenant currently occupies the Premises pursuant to the terms of the Lease. As of the Second Renewal Term Commencement Date, Tenant acknowledges that it shall continue to lease the Premises in its “as is” condition, and that Landlord has no obligation to make or pay for any improvements or alterations in the Premises or in the Building in connection with the extension of the Term for the Second Renewal Term as described herein. Landlord acknowledges and agrees that the foregoing sentence is not intended to alter Landlord’s ongoing repair and maintenance obligations that are expressly provided for in the Lease.

6. First Refusal Right. Landlord and Tenant acknowledge that Tenant’s rights under Section 6 of the First Amendment to Lease entitled “First Refusal Right” have lapsed. Section 6 of the First Amendment to Lease is hereby deleted.

7. Brokers. As a material inducement to Landlord to enter into this Second Amendment, Tenant represents and warrants to Landlord that, as of the date of this Second Amendment: Tenant has had no dealings with any broker, agent or finder (“Broker”) in connection with the execution of this Second Amendment other than The CAC Group (“Landlord’s Broker”) and Jones Lang LaSalle (“Tenant’s Broker”), and Tenant knows of no Broker (other than Landlord’s Broker and Tenant’s Broker) who is entitled to a commission in connection with this Second Amendment. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any Broker occurring by, through or under Tenant (other than Tenant’s Broker and Landlord’s Broker). Landlord shall pay a commission to Tenant’s Broker pursuant to the terms of a separate written agreement between Landlord and Tenant’s Broker.

8. No Further Amendment. Except as amended by this Second Amendment, the Lease shall continue in full force and effect and in accordance with all of its terms. This Second Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Second Amendment. All provisions of the Lease affected by this Second Amendment shall be deemed amended regardless of whether so specified in this Second Amendment. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Second Amendment, then the provisions of this Second Amendment shall control.

9. Governing Law. This Second Amendment shall be construed in accordance with and governed by the laws of the State of California.

10. Execution. This Second Amendment shall not be effective until executed by all of the parties hereto. This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

11. Partial Invalidity. If any one or more of the provisions contained in this Second Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

12. Effective Date of Amendment. The effective date of this Second Amendment and each and every provision herein is the Effective Date unless otherwise stated herein.

13. Representations and Warranties by Tenant. As a material inducement to Landlord to enter into this Second Amendment, Tenant represents and warrants to Landlord that, as of the date of this Second Amendment:

(a) The Lease is in full force and effect. There are no defaults by Tenant under the Lease, and, to Tenant’s actual knowledge, without inquiry, there are no defaults by Landlord under the Lease, and, to Tenant’s actual knowledge, without inquiry, no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. To Tenant’s actual knowledge, Tenant currently has no defenses or rights of offset under the Lease.

(b) Tenant has full right, power and authority to enter into this Second Amendment. The Lease, as amended by this Second Amendment, is a binding and enforceable obligation of Tenant.

(c) Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy all or any part of the Premises, by, through or under Tenant.

14. Counterparts. This Second Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Second Amendment.

15. Overrule Exercise of Option. The terms of this Second Amendment shall govern the Second Renewal Term, notwithstanding Tenant’s exercise of the Extension Option under the First Amendment to Lease.

16. Lender Consent. Landlord represents that it has received the consent to this Second Amendment of the holders of any mortgages or deeds of trust secured by the Project.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

			By:	/s/ Lynn Tolin
			Name:	Lynn Tolin
			Its:	Senior Vice President

TENANT:

IRHYTHM TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Its:	Executive Vice President, Chief Financial Officer

EXHIBIT A

SECOND AMENDED AND RESTATED BASIC LEASE INFORMATION

APPLICABLE ON AND AFTER SECOND RENEWAL TERM

COMMENCEMENT DATE

Lease Date:	April 30, 2008

Date of Amendments:	First Amendment to Lease, dated February 26, 2010 (the “First Amendment”) Second Amendment to Lease, dated December 19, 2011 (the “Second Amendment”)

Landlord:	650 Townsend Associates LLC, a Delaware limited liability company

Tenant:	iRhythm Technologies, Inc., a Delaware corporation

Premises:	Approximately 11,064 square feet of rentable area located on the third floor of the Building, commonly referred to as Suite 380, as shown on the Floor Plan attached to the Lease as Exhibit A

Lease Commencement Date:	May 14, 2008

Second Renewal Term Commencement Date:	May 1, 2012

Expiration Date:	April 30, 2014

Term:	The period from the Lease Commencement Date to the Expiration Date

Base Rent for the Second Renewal Term:	For the period from May 1, 2012 through April 30, 2013: Annual Base Rent/Sq. Ft. (Net of Electrical): $42.00 per rentable square foot Monthly Base Rent (Net of Electrical): $38,724.00

For the period from May 1, 2013 through April 30, 2014: Annual Base Rent/Sq. Ft. (Net of Electrical): $43.26 per rentable square foot Monthly Base Rent (Net of Electrical): $39,885.72

Operating Expense Base Year:	Calendar year 2012

Tax Base Year:	Calendar year 2012

Tenant’s Percentage Share:	1.71%

Permitted Use:	General office use, research, development and administrative and other office-related activities

Security Deposit:	$91,278.00

Building Directory Spaces:	One (1) directory strip

Parking Spaces:	Two (2) unreserved parking spaces on the roof level of the Project parking garage

Tenant’s Address:	650 Townsend Street, Suite 380 San Francisco, CA 94103 Attn: Chief Financial Officer

Landlord’s Address for Notices:	650 Townsend Associates LLC c/o TMG Partners 100 Bush Street, Suite 2600 San Francisco, CA 94104 Attn: Lynn Tolin

Landlord’s Address for Payments:	650 Townsend Associates LLC P.O. 49034 San Jose, CA 95161-9034

Brokers (for Second Amendment only):	Landlord’s Broker: N/A Tenant’s Broker: Jones Lang LaSalle

Exhibits:	Exhibits to the Lease:

Exhibit A: Floor Plan of the Premises
Exhibit B: Rules and Regulations
Exhibit C: RESERVED
Exhibit D: Confirmation of Lease Term
Exhibit E: Landlord’s Personal Property
Exhibit F: Form of Letter of Credit

Exhibits to the First Amendment to Lease:

Exhibit A-First Amended and Restated BLI
Exhibit B-Landlord’s Work
Exhibit C-Second Refusal Space
Exhibit D-SNDA Form for Existing Encumbrancer

Exhibits to the Second Amendment to Lease

Exhibit A-Second Amended and Restated BLI